June 24, 1997

Janus Industries, Inc.
One Riverfront Plaza
P.O. Box 200114
Newark, New Jersey 07102-0302

Gentlemen:

     You have requested our opinion with respect to the registration of the shares of common stock (the "Common Stock") of Janus Industries, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form 10-SB (the "Registration Statement") under the Securities and Exchange Act of 1934, as amended.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Common Stock has been duly and validly issued, fully paid and nonassessable.

     We express no opinion, however, as to any matters relating to the filing, in 1986, of a petition for relief under Chapter 11 of the United States Bankruptcy Code by United States Line, Inc. (the name of which was subsequently changed to Janus Industries, Inc.), or the subsequent approval and adoption of a plan of reorganization in such proceeding. We have assumed that the approval and adoption of the plan of reorganization satisfied the requirements of applicable law.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,

                                  /s/  Crummy, Del Deo, Dolan,
                                       Griffinger & Vecchione

                                  CRUMMY, DEL DEO, DOLAN,
                                  GRIFFINGER & VECCHIONE
                                  A Professional Corporation